SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2011

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
(Address of principal executive offices)

Registrant's telephone number, including area code: (607) 337-2265
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 24, 2011, the Board of Directors of NBT Bancorp Inc. (“NBT”) increased the number of members constituting the Board from nine to eleven and appointed Timothy E. Delaney and James H. Douglas as directors.  Messrs. Delaney and Douglas will serve as members of the class of directors whose term expires at the 2011 annual meeting of shareholders.

As non-employee members of the Board, Messrs. Delaney and Douglas will be entitled to the director compensation set forth in the Description of Arrangements for Director Fees, a copy of which was filed as Exhibit 10.23 to NBT’s Form 10-K filed on March 1, 2010 and which is incorporated herein by reference.

With respect to the annual cash and restricted stock retainer, Messrs. Delaney and Douglas will receive partial amounts as follows:  annual cash retainer equal to $3,288 and shares of the annual restricted stock retainer worth $3,288, with vesting to occur in three equal annual installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.
(Registrant)

/s/ F. Sheldon Prentice
F. Sheldon Prentice
Corporate Senior Vice President,
General Counsel and Corporate Secretary

Date: January 26, 2011